Exhibit 10(i)

OPTION TO PURCHASE AGREEMENT

THIS OPTION TO PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of 3 29, 2007 (the “Effective Date”), by and between the Arvilla Mae Wiggers Trust, the Orville E. Wiggers Trust, the Herby Wenger Family Living Trust dated February 27, 1991, and the Velma I. Wenger Revocable Trust dated November 16, 1999, with their address c/o Warren Wiggers at 109 Meadow Lane, Hesston, Kansas 67062 (collectively, the “Optionor”), and U.S. Bio Energy, Inc., a Kansas corporation, with its address at 101 E. Industrial Drive, Sedgwick, Kansas 67135 (the “Optionee”).

WITNESSETH:

WHEREAS, the Optionor is the owner of certain real property comprised of approximately 60 acres and located on North Emma Creek Road in Hesston, Harvey County, Kansas, as more particularly described on Exhibit ‘A’ attached hereto, and all buildings and improvements, if any, thereon and all appurtenances thereto and rights associated therewith (such real estate, together with the buildings, improvements, rights and appurtenances, collectively is referred to as the “Real Property”); and

WHEREAS, the Optionor desires to grant to Optionee, and Optionee desires to obtain from Optionor, an exclusive option to purchase the Real Property for the period commencing on the Effective Date, and extending for a period of eighteen (18) months thereafter;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Optionor and Optionee hereby agree as follows:

1.	Grant of Option

Optionor, in consideration of the payment of a nonrefundable $1,000.00 fee by Optionee on the Effective Date hereof (the “Initial Deposit”), agrees to sell and convey the Real Property to Optionee, or its successors and assigns, upon the notice as provided in Section 3 herein (the “Option”), at any time after the Effective Date and continuing for a period of eighteen (18) months thereafter, through and including 9/29, 2008 (the “Option Period”). This Option shall be exclusive to the Optionee during the Option Period. If Optionee does not exercise the Option during the first six (6) months of the Option Period, Optionee shall be required to pay, within ten (10) days after the end of the sixth month of the Option Period, an additional nonrefundable deposit fee in the amount of $5,000.00 (the “Additional Deposit”). If Optionee thereafter does not exercise the Option during the seventh through the twelfth months of the Option Period, Optionee shall be required to pay, within ten (10) days after the end of the twelfth month of the Option Period, a second additional nonrefundable deposit fee in the amount of $10,000.00 (the “Second Additional Deposit”). The Deposit, Additional Deposit and Second Additional Deposit shall be collectively referred to herein as the “Deposit”. Each Deposit shall be paid to Regier Title, Inc. (the “Escrow Agent”), for the benefit of Optionor. Upon receipt of any Deposit, Escrow Agent shall invest such Deposit in an institution insured by the Federal Deposit Insurance Corporation. All interest earned on the Deposit shall be deemed a part of the Deposit, and shall be disbursed or credited in the same manner as the Deposit pursuant to the terms, covenants and conditions of this Agreement.

2.	Purchase Price

If Optionee elects to exercise its Option to purchase the Real Property, the purchase price shall be $6,000.00 per acre (the “Purchase Price”), payable in readily available funds at Closing (as such term is defined below). The Deposit paid pursuant to Section 1 herein plus any interest shall be credited against the Purchase Price at Closing.

3.	Notice of Exercise of Option

If the Optionee elects to exercise the Option to purchase the Real Property in accordance with the terms hereof, notice of such election shall be given by Optionee to Optionor by either hand delivery, registered or certified mail, return receipt requested, or via overnight courier, to Optionor c/o Warren Wiggers, with his address at 109 Meadow Lane, Hesston, Kansas 67062, prior to the expiration of the Option Period.

4.	Inspections

A. Physical Inspections. Beginning on the Effective Date and continuing through the end of the Option Period, Optionee and its contractors, employees, agents and assigns, shall have the right and permission to enter upon the Real Property at any time from time to time (so long as 24 hours advance notice has been given to Optionor) for the purpose of inspecting the Real Property and, testing, making surveys, conducting surface or sub-surface soil and geotechnical tests, conducting topography tests, engineering tests, environmental tests and any other tests at the Real Property as Optionee may deem necessary in its sole discretion (the “Inspections”), and all at Optionee’s expense. Optionee shall indemnify and hold Optionor harmless from and against all claims, demands, suits, assertions, causes of action and expenses, including, without limitation, attorney’s fees, arising out of, as the result of or in connection with the Inspections by Optionee, and the agents and representatives of Optionee at the Real Property. In the event that the rights granted under this Section result in any crop damage or other damage to the Real Property, Optionee shall reimburse Optionor for such damages within a reasonable period of time after the amount of the same is determined.

B. Deed Restrictions/Zoning. Beginning on the Effective Date and continuing through the end of the Option Period, Optionee shall have the right to verify, to its own satisfaction, that there exist no easements, deed restrictions, subdivision restrictions or regulations of any lawful governmental authority having jurisdiction over the Real Property, including, without limitation, regulations issued by the local zoning board, which will adversely affect or impair the use of the Real Property for Optionee’s intended use, and, furthermore, that the Real Property is properly zoned or can be zoned for Optionee’s intended use. Optionee shall further be entitled to seek a change in zoning for the Real Property if necessary for Optionee’s intended use of the Real Property, and Optionor agrees to cooperate with Optionee in such zoning change process.

C. Title. Beginning on the Effective Date and continuing through the end of the Option Period, Optionee shall have the right to obtain a title insurance commitment from a national title insurance company setting forth the commitment of such title insurance company to issue an owner’s and/or mortgagee title insurance policy on the standard American Land Title Association (“ALTA”) form for an amount not less than the Purchase Price and subject to no liens, encumbrances and other title exceptions or defects, except easements of record and all restrictions as to use and applicable regulations imposed by the Planning and Zoning Commission, and expressly insuring against the claims of any persons in possession of all or any part of the Real Property

D. Survey. Beginning on the Effective Date and continuing through the end of the Option Period, Optionee shall, at Optionee’s expense, have the right to obtain an accurate ALTA survey of the Real Property satisfactory to Optionee prepared by a registered land surveyor licensed by the State of Kansas (i) showing the boundaries of the Real Property and the locations of all easements, rights-of-way, curb cuts, structures and other improvements, encroachments, overlaps, bodies of water, officially designated flood hazard areas, nearest public street or highway, public utilities, and building set-back lines on, under or affecting the Real Property, if any, (ii) showing the adjoining property owners, (iii) staking the corners of the Real Property with permanent iron stakes, (iv) containing a complete legal description of the Real Property, (v) certifying the exact acreage and the exact square footage of the Real Property, exclusive of any portion used or dedicated for public rights-of-way, which shall be used to determine the Purchase Price, and (vi) stating whether all or any part of the Real Property lies within a flood hazard area (the “Survey”). In all other respects, the Survey shall meet the requirements of any governmental agency having jurisdiction over the Real Property and any requirements of the title insurance company of Optionee and Optionee’s lender necessary to comply with any and all applicable regulations.

5.	Closing; Conveyance

A. Closing. If Optionee exercises the Option, the closing on the purchase of the Real Property by Optionee from Optionor shall occur within sixty (60) days from the date of the exercise of the Option by the Optionee (the “Closing”), at a time and place that is mutually agreed upon by Optionor and Optionee.

B. General Warranty Deed. Upon the exercise of the Option, the Optionor shall execute, acknowledge, and deliver to Optionee, at Closing, a good and sufficient general warranty deed conveying fee simple title to the Real Property and all improvements thereon, free and clear of all liens, encumbrances, and other defects in title. If a defect in the title to the Real Property is identified by Optionee pursuant to Section 4(C) and Optionor agrees to cure said defect(s), all costs and expenses of curing such defects in the title shall be borne by the Optionor, and any such costs and expenses, together with all moneys required for the satisfaction of delinquent taxes, liens, or encumbrances, may be subtracted from the Purchase Price and applied directly to the curing of such defects, if any, and to the satisfaction and release of such taxes, liens, and encumbrances. In the event Optionor refuses to cure any title deficiencies identified pursuant to Section 4(C), but Optionee nonetheless proceeds to close the transaction, all costs and expenses of curing such defects in the title shall be borne by the Optionee excepting that the cost of curing delinquent taxes, liens and encumbrances shall remain Optionor’s responsibility. Optionee acknowledges that a pipeline currently exists on and across the Real Property and that the presence of said pipeline is an acceptable exception to the status of the title to the Real Property.

C. Real Property Taxes. All real property ad valorem taxes and assessments against the Real Property for the then current tax year shall be prorated between Optionor and Optionee as of the date of Closing; such taxes shall be estimated in accordance with the taxes assessed against the Real Property for the tax year prior to the year in which the Closing occurs.

In compliance with Kansas law, Optionor hereby discloses to Optionee that to the best of Optionor’s knowledge, the Real Property is not subject to special assessments and is not located in an improvement district.

D. Closing Costs. Optionee shall pay the recording fee for the deed and any documents relating to Optionee’s financing of the Purchase Price, if any. Except as provided otherwise, Optioner and Optionee will share equally in the costs of Closing. All title examination fees and title insurance premiums necessary to provide Optionee with an owner’s policy of title insurance and Optionee’s lender, if applicable, with a loan policy of title insurance shall be paid 50% by Optioner and 50% by Optionee, except Optionee shall pay the costs of all endorsements requested by Optionee or its lender. Optionor and Optionee shall each be responsible for the payment of their own attorneys’ fees and expenses. If upon the Closing of the purchase of the Real Property, any crops on the Real Property are damaged such that the proceeds from the harvest of such crops cannot be paid to Optionor, Optionee shall be required to reimburse Optionor for such crop damage at the fair market value of such crops so damaged as of the Closing Date.

E. Affidavit of Title. Optionor shall deliver to Optionee at Closing an affidavit of title sufficient to allow the title insurance company of Optionee and Optionee’s lender, if applicable, to insure against any and all standard exceptions, including mechanics’ liens and materialmen’s liens, and rights of all parties, other than Optionor and Optionee, to possession of all or any part of the Real Property and addressing such other items as the title insurance company shall reasonably request.

F. Non-Foreign Status Certification. Optionee shall deliver to Optionor a non-foreign status certification as required by Section 1445 of the Internal Revenue Code of 1986, as amended.

G. Possession. Possession of the Real Property shall be delivered to Optionee at Closing.

6.	Risk of Loss

All risk of loss with respect to the Real Property shall remain with Optionor until the Closing and delivery of the deed to Optionee.

7.	Restriction on Sale/Recordability

Optionor agrees not to sell or offer for sale, transfer, convey, lease, assign, gift or otherwise dispose of the Real Property or any interest therein during the Option Period except that Optionor may elect to transfer the Real Property to an entity or to individuals who will comply with, and be bound by, this Agreement and who shall have an identity of ownership with Optionor; Optionor and Optionee further agree that a Memorandum of this Agreement in substantially the form on Exhibit ‘B’ attached hereto shall be recorded in the Office of the Register of Deeds of Harvey County, Kansas. Should this Option be released at any time due to non-exercise or default on the part of Optionee, Optionee shall have the obligation to release its Option claim of record with the Register of Deeds of Harvey County, Kansas, at Optionee’s sole cost and expense.

8.	Default

If either party defaults in the performance of its duties or obligations under this Agreement, then:

A. if Optionee is in default, then Optionor may: (i) terminate this Agreement and receive the Deposit as liquidated damages, thereby releasing the parties from this Agreement or (ii) pursue any other remedy available at law, in equity or by statute; and

B. if Optionor is the party in default, then Optionee may (i) terminate this Agreement and receive a refund of the Deposit, thereby releasing the parties from this Agreement or (ii) pursue a legal action only for specific performance.

9.	Miscellaneous

A. Benefit and Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective heirs, legal representatives, successors and assigns.

B. Time of the Essence. Time is of the essence for this Agreement.

C. Assignment. Optionee may assign this Agreement prior to Closing to either an existing or to-be-formed legal entity for the purpose of acquiring title to the subject Real Property.

D. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and no modification or amendment shall be binding upon any party unless made in writing and signed by each of the parties hereto.

E. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of Kansas.

F. Counterparts. This Agreement may be executed in one or more counterparts each of which shall constitute an original and all of which together shall constitute but one and the same instrument binding on all the parties.

G. Broker Commissions. Optionor and Optionee warrant to each other that no broker has been engaged in regard to the sale of the Real Property and that no commissions will be owing to anyone in regard to this Agreement or the closing of the purchase of the Real Property. In the event of a breach of the foregoing warranty, the breaching party agrees to save, defend, indemnify and hold harmless the other party from and against any claims, losses, damages, liabilities and expenses, including but not limited to, attorneys’ fees.

H. Section 1031 Exchange. Optionee agrees, at no cost, expense, liability or obligation to Optionee, to cooperate with Optionor to complete a tax-free exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, as amended, upon any sale of the Real Property by Optionor to Optionee.

IN TESTIMONY WHEREOF, witness the signatures of Optionor and Optionee as of the date first above written.

OPTIONOR:		OPTIONEE:

ARVILLA MAE WIGGERS TRUST		U.S. BIO ENERGY, INC.

By:	/s/ Warren K. Wiggers	By:	/s/ Richard L. Hageman
Warren K. Wiggers, Trustee
		Its:	Treasurer

ORVILLE E. WIGGERS TRUST

By:	/s/ Warren K. Wiggers
Warren K. Wiggers, Trustee

HERBY WENGER FAMILY LIVING TRUST dated February 27, 1991

By:	/s/ Herby Wenger
Herby Wenger, Trustee

VELMA I. WENGER REVOCABLE TRUST dated November 16, 1999

By:	/s/ Lois Boeckner
Lois Boeckner, Trustee

THIS INSTRUMENT PREPARED BY:

Anthony L. Schnell, Esq STOLL KEENON OGDEN PLLC 2000 PNC Plaza 500 West Jefferson Street Louisville, Kentucky 40202 (502) 333-6000

EXHIBIT A

LEGAL DESCRIPTION

A portion of the Northeast Quarter (NE/4) and also a portion of the Northwest Quarter (NW/4) of Section Eight (8), Township Twenty-two (22) South, Range One (1) West of the 6th P.M., Harvey County, Kansas described as follows:

Commencing at the Southeast corner of said Northeast Quarter (NE/4); thence North along the East line of said Northeast Quarter 615.60 feet for the point of beginning; thence West 629.79 feet; thence North parallel with the East line of said Northeast Quarter (NE/4) 457.30 feet; thence West 1103.29 feet to the Northeasterly right-of-way line of the Missouri-Pacific Railroad; thence Northwesterly along said railroad right-of-way line 1176.3 feet to the West line of said Northeast Quarter; thence continuing Northwesterly along said railroad right-of-way line 394.6 feet to a point 566.2 feet South of the North line of said Northwest Quarter; thence East parallel with the North line of said Section Eight (8) a distance of 301.7 feet to the East line of said Northwest Quarter; thence continuing East, along a line that is 566.2 feet South of and parallel with the North line of said Section Eight (8), a distance of 2583.4 feet to the East line of said Northeast Quarter; thence South along the East line of said Northeast Quarter to the point of beginning.

EXHIBIT B

MEMORANDUM OF REAL ESTATE OPTION TO PURCHASE AGREEMENT

TAKE NOTICE THAT:

On                     , 2007, the Arvilla Mae Wiggers Trust, the Orville E. Wiggers Trust, the Herby Wenger Family Living Trust dated February 27, 1991, and the Velma I. Wenger Revocable Trust dated November 16, 1999, with their address c/o Warren Wiggers at 109 Meadow Lane, Hesston, Kansas 67062 (collectively, the “Optionor”), and U.S. Bio Energy, Inc., a Kansas corporation, with its address at 101 E. Industrial Drive, Sedgwick, Kansas 67135 (the “Optionee”), entered into an Option to Purchase Agreement (the “Agreement”) regarding the property (“Property”) in Harvey County, Kansas more particularly described on Exhibit ‘A’ attached hereto.

The Agreement gives Optionee an exclusive option to purchase the Property as more fully set forth in the Agreement.

The Agreement also contains other provisions affecting the Property which are more fully set forth in the Agreement.

OPTIONOR:	OPTIONEE:

ARVILLA MAE WIGGERS TRUST	U.S. BIO ENERGY, INC.

By:	By:
, Trustee
Its:

ORVILLE E. WIGGERS TRUST

By:
, Trustee

HERBY WENGER FAMILY LIVING TRUST dated February 27, 1991

By:
, Trustee

VELMA I. WENGER REVOCABLE TRUST dated November 16, 1999

By:
, Trustee

ACKNOWLEDGMENTS

STATE OF ___________	)
	)	ss:
COUNTY	)

This Memorandum of Real Estate Option to Purchase Agreement was acknowledged before me this             , 2007 by                         as Trustee of the Arvilla Mae Wiggers Trust.

My appointment expires:
Notary Public

STATE OF ___________	)
	)	ss:
COUNTY	)

This Memorandum of Real Estate Option to Purchase Agreement was acknowledged before me this             , 2007 by                          as Trustee of the Herby Wenger Family Living Trust dated February 27, 1991.

My appointment expires:
Notary Public

STATE OF ___________	)
	)	ss:
COUNTY	)

This Memorandum of Real Estate Option to Purchase Agreement was acknowledged before me this             , 2007 by                          as Trustee of the Velma I. Wenger Revocable Trust dated November 16, 1999.

My appointment expires:
Notary Public

STATE OF ___________	)
	)	ss:
COUNTY	)

This Memorandum of Real Estate Option to Purchase Agreement was acknowledged before me this             , 2007 by                          as Trustee of the Orville E. Wiggers Trust.

My appointment expires:
Notary Public

STATE OF ___________	)
	)	ss:
COUNTY	)

This Memorandum of Real Estate Option to Purchase Agreement was acknowledged before me this             , 2007 by                          as                          of U.S. Bio Energy, Inc.

My appointment expires:
Notary Public

THIS INSTRUMENT PREPARED BY:

Anthony L. Schnell, Esq STOLL KEENON OGDEN PLLC 2000 PNC Plaza 500 West Jefferson Street Louisville, Kentucky 40202 (502) 333-6000

EXHIBIT A TO MEMORANDUM OF REAL ESTATE

OPTION TO PURCHASE AGREEMENT

LEGAL DESCRIPTION

A portion of the Northeast Quarter (NE/4) and also a portion of the Northwest Quarter (NW/4) of Section Eight (8), Township Twenty-two (22) South, Range One (1) West of the 6th P.M., Harvey County, Kansas described as follows:

Commencing at the Southeast corner of said Northeast Quarter (NE/4); thence North along the East line of said Northeast Quarter 615.60 feet for the point of beginning; thence West 629.79 feet; thence North parallel with the East line of said Northeast Quarter (NE/4) 457.30 feet; thence West 1103.29 feet to the Northeasterly right-of-way line of the Missouri-Pacific Railroad; thence Northwesterly along said railroad right-of-way line 1176.3 feet to the West line of said Northeast Quarter; thence continuing Northwesterly along said railroad right-of-way line 394.6 feet to a point 566.2 feet South of the North line of said Northwest Quarter; thence East parallel with the North line of said Section Eight (8) a distance of 301.7 feet to the East line of said Northwest Quarter; thence continuing East, along a line that is 566.2 feet South of and parallel with the North line of said Section Eight (8), a distance of 2583.4 feet to the East line of said Northeast Quarter; thence South along the East line of said Northeast Quarter to the point of beginning.